ONE PRICE CLOTHING STORES, INC. AND SUBSIDIARY
EXHIBIT 11 -- STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
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
                                                                  Fiscal        Transition
                                                                Year Ended     Period Ended                      Fiscal Year Ended
                                                               February 1,     February 3,        December 30,    December 31,
                                                                 1997              1996                 1995            1994
                                                           --------------     --------------      ------------    -------------
PRIMARY (LOSS) INCOME PER SHARE
  Weighted average number of common
       shares outstanding                                      10,400,789        10,335,031       10,313,860       10,287,727
  Net effect of dilutive stock options-
   based on the treasury stock method
   using the average market price                                     --                  --             --           237,251
                                                              -----------       -----------    -------------      -----------
    TOTAL                                                      10,400,789        10,335,031       10,313,860       10,524,978
                                                              ============      ===========    =============      ===========

 (Loss) income before cumulative effect of
    changes in accounting principles                          $(1,267,000)     $(5,634,000)     $(1,304,000)      $ 4,389,000

Cumulative effect of changes in accounting
    principles, net of income tax benefit of $706,000                  --       (1.090,000)               --             --
                                                              ------------    -------------     ------------       ----------
Net (loss) income                                             $(1,267,000)     $(6,724,000)     $(1,304,000)       $4,389,000
                                                              ============     ============     ============       ==========
 (Loss) income per common share before
     cumulative effect of changes in accounting
     principles                                               $     (0.12)     $     (0.55)     $     (0.13)       $     0.42
 Cumulative effect of changes in accounting
    principles per common share, net of income tax benefit             --            (0.10)              --                --
                                                              ------------     ------------     ------------       ----------
 Net (loss) income per common share                           $     (0.12)     $     (0.65)     $     (0.13)       $     0.42
                                                              ============     ============     ============       ==========

FULLY DILUTED (LOSS) INCOME PER SHARE
 Weighted average number of common
     shares outstanding                                        10,400,789        10,335,031       10,313,860       10,287,727
  Net effect of dilutive stock options -
    based on the treasury stock method
    using the greater of ending or
    average market price                                              --                --              --            239,083
                                                              -----------      ------------      -----------
    TOTAL                                                      10,400,789        10,335,031       10,313,860       10,526,810
                                                              ===========      ============      ===========      ===========

 (Loss) income before cumulative effect of changes
     in accounting principles                                 $(1,267,000)     $(5,634,000)     $(1,304,000)      $ 4,389,000
 Cumulative effect of changes in accounting
    principles, net of income tax benefit of $706,000                --         (1,090,000)             --                 --
                                                              ------------     ------------     -----------       ------------
  Net (loss) income                                           $(1,267,000)     $(6,724,000)     $(1,304,000)      $ 4,389,000
                                                              ============     ============     ============      ===========

 (Loss) income per common share before
      cumulative effect of changes in
      accounting principles                                   $     (0.12)     $     (0.55)     $     (0.13)      $      0.42
  Cumulative effect of changes in accounting
    principles per common share, net of income
    tax benefit                                                        --            (0.10)               --              --
                                                              ------------     ------------     -------------      ----------

 Net (loss) income per common share                           $     (0.12)     $     (0.65)     $     (0.13)       $     0.42
                                                              ============     ============     ============       ==========
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